EXHIBIT 3.1
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                AMENDED AND RESTATED
              ARTICLES OF INCORPORATION
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                        OF
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            MASTERTEL COMMUNICATIONS CORP.
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These Amended and Restated Articles of Incorporation were
adopted effective December 2, 1999 by the Corporation's
Board of Directors and shareholders pursuant to section 607.1007, Florida Statutes. Each amendment set forth in these Amended and Restated Articles of Incorporation was approved by the shareholders by a vote sufficient for approval of the amendment. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation, as amended
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                  Articles I.  Name
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If no old name is listed below, the name of this Florida
corporation has not been changed. If the current/new name listed below differs from the old name, the new/current name will become effective upon the filing of this document
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Current/New Name: i-Teleco.com, Inc.
Old Name: Mastertel communications Corp.
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                  Article II. Address
                  --------------------
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The mailing address of the Corporation is
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          I-Teleco.com, Inc.
          701 Brickell Avenue, Suite 3120
          Miami, FL 33131
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           Article III. Board of Directors
          ------------------------------------
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The name of each member of the Corporation's Board of
Directors is:
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           Jamee Freeman
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The affairs of the Corporation shall be managed by a Board
of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation.
The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.
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                 Article IV. Capital Stock
                 ---------------------------
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The Corporation shall have the authority to issue 10,000
shares of common stock, par value $.0001 per share.
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                 Article V. Registered Agent
                ----------------------------
The name and address of the registered agent of the
Corporation is:
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           Corporate Creations Enterprises, Inc.
           941 Fourth Street #200
           Miami Beach, FL 33139
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             Article VI. Corporate Existence
             --------------------------------
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The corporate existence of the Corporation will begin
effective upon the filing date of the original Articles of
Incorporation.
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The undersigned incorporator executed these Amended and
Restated Articles of Incorporation on the date shown below.
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MasterTel communication Corp.
i-Teleco.com, Inc.
By: /s/ T.A. Hardy
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    By T.A. Hardy as attorney in fact
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Name: Jamee Kalimi
      ----------------
Title: President
      ----------------
Dated: December 2, 1999
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Corporate Creations International, Inc.
941 Fourth Street #200
Miami Beach, FL 33139
(305)672-0686
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                   ARTICLES OF AMENDMENT
                            TO
                 ARTICLES OF INCORPORATION
                            OF
              MASTERTEL COMMUNICATIONS CORP.
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Pursuant to the provisions of section 607.1006, Florida
Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:
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FIRST:      Amendment(s) adopted: (indicate article
            number(s) being amended, added or deleted)
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            ARTICLE V  CAPITAL STOCK- IS TO BE CHANGED AS
            FOLLOWS:
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            ARTICLE V:   THE NUMBER OF SHARES THAT THIS
                         CORPORATION IS AUTHORIZED TO HAVE
                         OUTSTANDING AT ANY ONE TIME IS
                         50,000,000 SHARES OF COMMON STOCK
                         WITH .0001 PAR VALUE.
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SECOND:   If an amendment provides for an exchange,
          reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:
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          Not Applicable
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THIRD:    The date of each amendment's adoption: SEPTEMBER
          1, 1999
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FOURTH:     Adoption of Amendment(s) (CHECK ONE)
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           X   The amendment(s) was\were approved by the
               shareholders.  The number of votes cast for
               the amendment(s) was/were sufficient for
               approval.
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               The amendment(s) was/were approved by the
               shareholders through voting groups.  The
               following statement must be separately
               provided for each voting group entitled to
               vote separately on the amendment(s):
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              "The number of votes cast for the amendment(s)
               was/were sufficient for approval by
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               -------------------------------------------."
                                     voting group
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               The amendment(s) was/were adopted by the
               board of directors without shareholder action
               and shareholder action was not required.
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               The amendment(s) was/were adopted by the
               incorporators without shareholder action and
               shareholder action was not required.
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               Signed this 3rd day of September, 1999
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Signature:            /s/   Jamee Freeman
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          (By the Chairmen or Vice Chairmen of the Board of
          Directors, President or other officer if adopted
          by the shareholders)
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                               OR
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             (By a director if adopted by the directors)
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                               OR
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        (By an incorporator if adopted by the incorporators)
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                         JAMEE FREEMAN
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                      Typed or printed name
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                           Director
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                             Title
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              ARTICLES OF INCORPORATION
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                        OF
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         MASTERTEL COMMUNICATIONS CORP.
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                  Articles I.  Name
                  ------------------
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The name of the corporation shall is:
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          MasterTel Communications Corp.
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                  Article II. Address
                  --------------------
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The mailing address of the Corporation is
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          MasterTel Communication Corp.
          701 Brickell Avenue, Suite 3120
          Miami, FL 33131
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           Article III.  Registered Agent
           ------------------------------
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The name and address of the registered agent of the
Corporation is:
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           Corporate Creations Enterprises, Inc.
           4521 PGA Boulevard #211
           Palm Beach Gardens, FL 33418
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              Article IV. Board of Directors
              ------------------------------
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The name of each member of the Corporation's Board of
Directors is:
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           Jamee Freeman
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The affairs of the Corporation shall be managed by a Board
of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation.
The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.
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                 Article V. Capital Stock
                 ------------------------
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The Corporation shall have the authority to issue 10,000
shares of common stock, par value $.0001 per share.
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                 Article VI. Incorporator
                 -------------------------
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The name and address of the incorporator is:
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            Corporate Creations International Inc.
            941 Fourth Street #200
            Miami Beach, FL 33139
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             Article VII. Corporate Existence
             --------------------------------
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These Articles of Incorporation shall become effective and
the corporate existence will begin on December 16, 1998.
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The undersigned incorporator executed these Articles of
Incorporation on December 17, 1998.
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Corporate Creations International, Inc.
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By: /s/ Greg K. Kuroda
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        CORPORARE CREATIONS INTERNATIONAL, INC.
        Greg K. Kuroda Vice President
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